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                                                                   EXHIBIT 10.23

                               GUARANTY AGREEMENT


        THIS GUARANTY AGREEMENT dated as of February 29, 2000 (the "Guaranty") is given by NORDSTROM, INC., a Washington corporation (the "Guarantor"), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") and the Lenders party to the Credit Agreement described below.

                               W I T N E S S E T H

        WHEREAS, 1700 Seventh L.P., a Washington limited partnership (the "Borrower"), the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"); and

        WHEREAS, this Guaranty is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make loans and extensions of credit to the Borrower under the Credit Agreement.

        NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

                                    SECTION 1
                                   DEFINITIONS

        1.1    CERTAIN DEFINITIONS.

        Unless otherwise defined herein, capitalized terms used herein (including those in the preamble and recitals) shall have the meanings ascribed to such terms in the Credit Agreement.

               "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of a Person, whether through the ownership of Capital Stock by contract or otherwise, and the terms "controlled" and "common control" have correlative meanings. Unless otherwise indicated, "Affiliate" refers to an Affiliate of the Guarantor. Notwithstanding the foregoing, in no event shall any Lender or any Affiliate of a Lender be deemed to be an Affiliate of the Guarantor. For avoidance of doubt, the parties agree that the Borrower is not an Affiliate of the Guarantor.

               "Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii)

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        Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

               "Capital Stock" means, with respect to any Person, all (i) shares, interests, participations or other equivalents (howsoever designated) of capital stock and other equity interests of such Person and (ii) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any such capital stock or other equity interests.

               "Capitalized Leases" means, as to any Person, all leases of such Person of real or personal property that are required to be capitalized on the balance sheet of such Persons. The amount of any Capitalized Lease shall be the capitalized amount thereof.

               "Change of Control" means any Person or two or more Persons acting in concert (other than the Controlling Stockholders) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934), directly or indirectly, of Voting Stock of the Guarantor (or other Securities convertible into such Voting Stock) representing 40% or more of the combined voting power of all Voting Stock of the Guarantor.

               "Closing Date" means  the date hereof.

               "Contingent Obligation" means, as to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Debt or other obligation of another Person, including any direct or indirect guarantee of such Debt (other than any endorsement for collection in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Debt or obligation or any security therefor, or to provide funds for the payment or discharge of any such Debt or obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to provide funds to maintain the financial condition of any other Person, or (iii) otherwise to assure or hold harmless the holders of Debt or other obligations of another Person against loss in respect thereof. The amount of any Contingent Obligation under clause (i) or (ii) shall be the greater of
        (a) the amount of the Debt or obligation guaranteed or otherwise supported thereby, or (b) the maximum amount guarantied or supported by the Contingent Obligation. The term "Contingent Obligation," as used with respect to the Guarantor, shall not include (i) the obligations of the Guarantor under any obligation which the Guarantor does or may have to sell to, repurchase from or indemnify the purchaser with respect to accounts discounted or sold by the Guarantor in the ordinary course of its business (but any such other obligation shall be excluded only to the extent that such other obligation is not for the benefit, directly or indirectly, of any Person that is not a wholly owned Subsidiary (direct or indirect) of the Guarantor) or (ii) any obligation which a Subsidiary does or may have to sell to, repurchase from or indemnify the purchaser with respect to accounts discounted or sold by the Subsidiary in the ordinary course of its business (but any such other obligation shall be excluded only to the extent that such obligation is not for the benefit,


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        directly or indirectly, of any Person that is not a wholly owned
        Subsidiary (direct or indirect) of the Guarantor); or (iii) supply, service or licensing agreements between or among Nordstrom.com, LLC, a Delaware limited liability company, and its successors on the one hand, and the Guarantor and its other Subsidiaries, on the other hand, so long as such agreements are fair and reasonable to the Guarantor and such other Subsidiaries under the circumstances.

               "Contractual Obligation" means, as applied to any Person, any provision of any security issued by that Person or any indenture, agreement or other instrument to which that Person is a party or by which it or any of the properties owned or leased by it is bound or otherwise subject.

               "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (irrespective of whether incorporated) that, together with the Guarantor or any Subsidiary, are or were treated as a single employer under Section 414 of the Code.

               "Controlling Stockholders" means the individuals listed on
        Schedule 1 hereto and the spouse and lineal descendents of any such individual.

               "Debt" means, with respect to any Person, the aggregate amount of, without duplication: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable not overdue arising in the ordinary course of business; (iv) all Capitalized Leases; (v) all obligations of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed; (vi) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; and (vii) all Contingent Obligations.

               "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

               "EBITDAR" means, for any period, net income (or net loss) plus, to the extent deducted in determining such net income (or net loss), the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense and (e) rent expense, in each case determined in accordance with GAAP for such period.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to rime.

               "ERISA Event" means (i) (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC (provided that a reportable event arising from the disqualification of a Plan or the distress termination of a


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        Plan under ERISA Section 4041(c) shall be deemed to be an ERISA Event without regard to the waiver of notice provided by the PBGC by regulation or otherwise), or (b) the requirements of subsection (1) of
        Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
        Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (ii) an application is filed with the Internal Revenue Service for a minimum funding waiver under Section 412 of the Internal Revenue Code with respect to a Plan; (iii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);
        (iv) the cessation of operations at a facility of the Guarantor or any member of the Controlled Group in the circumstances described in Section 4062(e) of ERISA; (v) the withdrawal by the Guarantor or any member of the Controlled Group from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (vi) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (vii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
        (viii) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

               "Existing Liens" means the Liens described on Schedule 5.1.1.

               "Fiscal Year" means the fiscal year of the Guarantor, which shall be the 12 month-period ending on January 31 in each year or such other period as the Guarantor may designate and the Agent may approve in writing. "Fiscal Quarter" or "fiscal quarter" means any quarter of a Fiscal Year.

               "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
        Section 1.3.

               "Governmental Approval" means an authorization, consent, approval, permit or license issued by, or a registration or filing with, any Governmental Authority.

               "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

               "Guaranteed Obligations" means, without duplication, (i) all of the obligations of the Borrower to the Lenders, the Administrative Agent and the Project Administrative Agent, whenever arising, under the Credit Agreement, the Notes, the Environmental Indemnity Agreement, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed


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        claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

               "Investment Agreement" means the Investment Agreement, dated as of October 8, 1994, between the Guarantor and Nordstrom Credit, as amended from time to time.

               "Lien" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

               "Margin Regulations" means Regulations T, U and X of the Federal Reserve Board, as amended from time to time.

               "Margin Stock" means "margin stock" as defined in the Margin Regulations.

               "Material Adverse Effect" or "Material Adverse Change" means (i) a material adverse effect on or (ii) a material adverse change in, as the case may be, any one or more of the following: (A) the business, assets, results of operations or financial condition of the Guarantor and its Subsidiaries taken as a whole or (B) the ability of the Guarantor to perform its obligations under any Credit Document to which it is a party or (C) the actual material rights and remedies of any Lender under any Credit Document.

               "Multiemployer Plan" means a multiemployer plan, as defined in
        Section 4001(a)(3) of ERISA.

               "Nordstrom Credit" means Nordstrom Credit, Inc., a Colorado corporation, and any successor.

               "Nordstrom.com Loan Agreement" means that certain loan agreement to be entered into between the Guarantor and Nordstrom.com, LLC, as amended or modified from time to time.

               "Permitted Liens" means, with respect to any asset, the Liens (if any) permitted to exist on such asset under Section 5.1.

               "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

               "Plan" means, at any time, any employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and that is either (i) maintained by the Guarantor or any member of a Controlled Group for employees of the Guarantor or such Controlled Group or was formerly so


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        maintained and in respect of which the Guarantor or any member of the
        Controlled Group could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated or (ii) maintained for employees of the Guarantor or any member of the Controlled Group and at least one Person other than the Guarantor and the members of the Controlled Group or was formerly so maintained and in respect of which the Guarantor or any member of the Controlled Group could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

               "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of the Guarantor or any Subsidiary, now or hereafter outstanding except (a) a dividend or other distribution payable solely in shares or equivalents of Capital Stock of the same class as the Capital Stock on account of which the dividend or distribution is being paid or made and (b) the issuance of equity interests upon the exercise of outstanding warrants, options or other rights, or (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of the Guarantor or any Subsidiary, now or hereafter outstanding.

               "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the total voting power of the Capital Stock entitled to vote in the election of the board of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such first Person. Unless otherwise indicated, "Subsidiary" refers to a Subsidiary of the Guarantor.

               "Taxes" means any present or future income, stamp and other taxes, charges, fees, levies, duties, imposts, withholdings or other assessments, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person.

               "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies. entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such a contingency.

               "Wholly-Owned" means, with respect to any Subsidiary, that all the Capital Stock (except for directors' qualifying shares) of such Subsidiary are directly or indirectly owned by the Guarantor.

        1.2    COMPUTATION OF TIME PERIODS.

        For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."



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        1.3    ACCOUNTING TERMS.

        Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Guaranty shall (except for changes concurred in by the relevant independent public accountants) be made by application of GAAP applied on a basis consistent with the audited financial statements of the Guarantor referred to in Section 3.1.


                                    SECTION 2
                                    GUARANTY

        2.1    THE GUARANTY.

        The Guarantor hereby guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Administrative Agent as hereafter provided, as primary obligor and not as surety, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantor hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantor will promptly pay the same, without any demand or notice whatsoever (except for any such notice required by the Credit Agreement), and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

        Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of the Guarantor hereunder and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

        2.2    OBLIGATIONS UNCONDITIONAL.

        The obligations of the Guarantor under Section 2.1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.2 that the


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obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other guarantor for amounts paid under this Section 2 until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

               (a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (b) any of the acts mentioned in any of the provisions of any of the Credit Documents or Hedging Agreements or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

               (c) (i) the maturity of any of the Guaranteed Obligations shall be accelerated, or (ii) any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect with the consent of the Guarantor, or (iii) any right under any of the Credit Documents or Hedging Agreements or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived, or (iv) any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

               (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

               (e) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of the Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of the Guarantor).

With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of acceptance of this Guaranty and of extensions of credit which may constitute Guaranteed Obligations, notice of amendments, waivers or supplements to the Credit Documents (except for any such notice required by the Credit Agreement) or Hedging Agreements or the compromise, release or exchange of collateral or security and all other notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or Hedging Agreements or any other agreement or instrument referred to in the Credit


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Documents or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

        2.3    REINSTATEMENT.

        Neither the Guarantor's obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower's bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

        2.4    CERTAIN ADDITIONAL WAIVERS.

        The Guarantor agrees that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Borrower under the Credit Agreement, any Hedging Agreement or any collateral securing the Guaranteed Obligations or otherwise, and the Guarantor agrees not to assert any right to require the Administrative Agent and the Lenders to proceed against the Borrower or any other Person (including any co-guarantor) or to require the Administrative Agent and the Lenders to pursue any other remedy or enforce any other right. The Guarantor further acknowledges and agrees that nothing contained in this Guaranty shall prevent the Administrative Agent or the Lenders from suing the Borrower in respect of its obligations under the Credit Agreement, any Hedging Agreement and the other Credit Documents or foreclosing on any security interest or lien on any collateral securing the Guaranteed Obligations or from exercising any other rights available to the Administrative Agent and the Lenders under the Credit Documents or Hedging Agreements if neither the Borrower nor the Guarantor timely perform their obligations, and the exercise of any of such rights and completion of any such foreclosure proceedings shall not constitute a discharge of any of the Guarantor's obligations hereunder unless as a result thereof the Guaranteed Obligations shall have been paid in full and all of the Commitments shall have terminated or expired, it being the purpose and intent that the Guarantor's obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.



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        2.5    REMEDIES.

        The Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 8.2 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.2 of the Credit Agreement) for purposes of Section 2.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of Section 2.1.

        2.6    FURTHER REPRESENTATIONS AND WARRANTIES.

        The Guarantor agrees that the Administrative Agent and the Lenders will have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of the Guarantor nor to advise the Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower which might come to the knowledge of the Administrative Agent or any Lender at any time, whether or not the Administrative Agent or any Lender knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantor or might (or does) materially increase the risk of the Guarantor as Guarantor or might (or would) affect the willingness of the Guarantor to continue as a guarantor with respect to the Guaranteed Obligations.

        2.7    ADDITIONAL LIABILITY OF GUARANTOR.

        If the Guarantor is or becomes liable for any indebtedness owing by the Guarantor to the Administrative Agent or any Lender by endorsement or otherwise other than under this Guaranty, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed and the Guarantor's liability hereunder shall not be in any manner impaired or reduced thereby.

        2.8    GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

        The guaranty in this Section 2 is a guaranty of payment and not of collection, is a continuing guaranty, and shall apply to all Guaranteed Obligations whenever owing.



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                                    SECTION 3
                         REPRESENTATIONS AND WARRANTIES

        The Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:

        3.1    FINANCIAL INFORMATION.

               (a) The balance sheets of the Guarantor as of January 31, 1999 and the statements of earnings, stockholder's equity and cash flow of the Guarantor for the Fiscal year then ended, certified by the Guarantor's independent certified public accountants, which are included in the Guarantor's Annual Report on Form 10-K for the Fiscal Year ended January 31, 1999, were prepared in accordance with GAAP consistently applied and fairly present the financial position of the Guarantor, as of the respective dates thereof and the results of operations and cash flow of the Guarantor for the periods then ended. The Guarantor on such dates had no Contingent Obligations, liabilities for taxes or long-term leases, forward or long-term commitments or unrealized losses from any unfavorable commitments that are not reflected in the foregoing statements or in the notes thereto and that, individually or in the aggregate, are material.

               (b) The unaudited balance sheet of the Guarantor as of October 31, 1999 and the related statements of earnings, stockholder's equity and cash flow for the periods then ended, certified by the chief financial officer of the Guarantor, which are included in the Borrower's Quarterly Report on Form 10-Q for the Fiscal Quarter ended October 31, 1999, were prepared in accordance with GAAP consistently applied (except to the extent noted therein) and fairly present the financial position of the Guarantor as of such date and the results of operations and cash flow for the periods covered thereby, subject to normal year-end audit adjustments. The Guarantor on such date had no Contingent Obligations, liabilities for taxes or long-term leases, forward or long-term commitments or unrealized losses from any unfavorable commitments that are not reflected in the foregoing statements or in the notes thereto and that, individually or in the aggregate, are material.

        3.2    NO MATERIAL CHANGE.

        Since January 31, 1997, there has been no Material Adverse Change.

        3.3    ORGANIZATION AND GOOD STANDING.

        Each of the Guarantor and, except as would not reasonably be expected to have a Material Adverse Effect, its Subsidiaries (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization and (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to carry on its business as heretofore conducted, to enter into this Guaranty and to carry out the transactions contemplated thereby. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Guarantor and the Subsidiaries possesses all Governmental Approvals, in full force and effect, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and conduct of its business as now conducted, and is not in violation thereof. Each of the Guarantor and the Subsidiaries is duly qualified and in good standing authorized to do business in each state or other jurisdiction where the nature of its business activities conducted or properties owned or leased requires it to be so qualified and where any failure to be so qualified, individually or in the aggregate, could have a Material Adverse Effect.

        3.4    POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

               3.4.1 Authorization, Binding Effect, Etc. The execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all necessary corporate action on the part of the Guarantor; and this Guaranty has been duly executed and delivered by the Guarantor and is the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

               3.4.2 No Conflict. The execution, delivery and performance by the Guarantor of this Guaranty, and the consummation of the transactions contemplated thereby, do not and will not (a) violate any provision of the charter or other organizational documents of the Guarantor, (b) except for consents that have been obtained and are in full force and effect, conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any Person pursuant to any Contractual Obligation of the Guarantor, (c) violate any Applicable Law binding on the Guarantor, or (d) result in or require the creation or imposition of any Lien on any assets or properties of the Guarantor or any of its Subsidiaries.

               3.4.3 Governmental Approvals. No Governmental Approval is or will be required in connection with the execution, delivery and performance by the Guarantor of this Guaranty or the transactions contemplated thereby.

        3.5    LITIGATION.

        Except as disclosed on Schedule 3.5, there are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor, threatened against or affecting the Guarantor, any Subsidiary or any of its properties before any Governmental Authority (a) in which there is a reasonable possibility of an adverse determination that could result in a material liability or have a Material Adverse Effect or (b) that in any manner draws into question the validity, legality or enforceability of any Credit Document or any transaction contemplated thereby.

        3.6    TAXES.

        All United States Federal income tax returns and all other material tax returns required to be filed by the Guarantor or any Subsidiary have been filed and all Taxes due pursuant to such returns have been paid, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been established in accordance with GAAP. To the best knowledge of the Guarantor, there has not been asserted or proposed to be asserted any Tax deficiency against the Guarantor or any Subsidiary that would be material to the Guarantor and its Subsidiaries taken as a whole and that is not reserved against on the financial books of the Guarantor.

        3.7    COMPLIANCE WITH LAW.

        Neither the Guarantor nor any Subsidiary is in violation of any Applicable Law, or in default under its charter documents, bylaws or any of its Contractual Obligations except for such violations or defaults as do not result in a Material Adverse Effect.

        3.8    ERISA.

               (a) The Guarantor and all members of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA with respect to each Plan to which they are party and have not incurred any liability to the PBGC in connection with any Plan established or maintained by the Guarantor or any member of the Controlled Group.

               (b) No ERISA Event has occurred and is continuing with respect to any Plan (whether or not terminated). Neither Guarantor nor any member of the Controlled Group is required to make or accrue a contribution or has within any of the preceding five plan years made or accrued an obligation to make contributions to any Multiemployer Plan. The fair market value of the assets of each Plan is at least equal to the present value of the "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan determined using the actuarial assumptions and method used by the actuary to such Plan in its valuation of such Plan.

        3.9    GOVERNMENTAL REGULATIONS, ETC.

        The Guarantor is neither an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled by such a company, nor subject to any Federal or state, statute or regulation limiting its ability to incur Debt for money borrowed (other than the Margin Regulations).

        3.10   MARGIN RELATIONS.

        Neither the Guarantor nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying

Margin Stock. The value of all Margin Stock held by the Guarantor and the Subsidiaries constitutes less than 25% of the value, as determined in accordance with the Margin Regulations, of all assets of the Guarantor.

        3.11   SOLVENCY.

        The Guarantor is, after consummation of the transactions contemplated by the Credit Agreement and this Guaranty, individually and together with its Subsidiaries, Solvent.

        3.12   DISCLOSURE.

        All information in any document, certificate or written statement furnished to the Lenders by or on behalf of the Guarantor with respect to the business, assets, prospects, results of operation or financial condition of the Guarantor or any Subsidiary for use in connection with the transactions contemplated by this Agreement has been true and correct in all material respects. There is no fact known to the Guarantor (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates or statements.

        3.13   YEAR 2000 COMPLIANCE.

        The Guarantor has (i) completed a review and assessment of all areas within its and each of its Subsidiaries' business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Guarantor or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) substantially completed implementation of that plan in accordance with the timetable. The Year 2000 Problem has not resulted in, and the Guarantor reasonably believes that the Year 2000 Problem will not result in, a Material Adverse Effect.


                                    SECTION 4
                              AFFIRMATIVE COVENANTS

        The Guarantor hereby covenants and agrees that, so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments thereunder shall have terminated:

        4.1    INFORMATION COVENANTS.

        The Guarantor will furnish to the Administrative Agent, for the benefit of the Lenders:

               (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each Fiscal Year, the consolidated balance sheet of the

        Guarantor and its consolidated Subsidiaries as of the end of such year and the related statements of earnings, stockholder's equity and cash flow of the Guarantor for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and, accompanied by an unqualified report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Guarantor and reasonably satisfactory to the Required Lenders, which report shall state that such financial statements fairly present the financial position of the Guarantor as of the date indicated and its results of operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

               (b) Quarterly Financial Statements. As soon as available, and in any event within 60 days after the close of each Fiscal Quarter (other than the last Fiscal Quarter of any Fiscal Year, in which case 120 days after the end thereof) a consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as of the end of such quarter and the related statements of earnings, stockholder's equity and cash flow for such quarter and the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods of the prior Fiscal Year, all in reasonable detail and certified by the Guarantor's chief financial officer as fairly presenting the financial condition of the Guarantor as of the dates indicated and its results of operations and cash flows for the periods indicated, subject to normal year-end adjustments;

               (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Section 4.1(a) and 4.1(b) above, a certificate of an chief financial officer or president of the Guarantor,
        (i) demonstrating compliance with the financial covenants contained in
        Section 4.10 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Guarantor proposes to take with respect thereto.

               (d) Reports. Promptly upon their becoming available, copies of all material reports, notices and proxy statements sent or made available by the Guarantor to its security holders, and all material registration statements (other than the exhibits thereto) and annual, quarterly or monthly reports, if any, filed by the Guarantor with the United States Securities and Exchange Commission.

               (e) Notices. Within five Business Days after the Guarantor obtains knowledge thereof, the Guarantor will give written notice to the Administrative Agent of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Guarantor proposes to take with respect thereto, (ii) the occurrence of any of the following with respect to the Guarantor or any of its Subsidiaries (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material

        Adverse Effect, or (B) an ERISA Event, together with a statement setting forth the details thereof and the action that the Guarantor is taking or proposes to take with respect thereto, together with a copy of the notice, if any, of such event given or required to be given to the PBGC; within five days of the date the Guarantor or any member of the Controlled Group becomes obliged to make or accrue a contribution to a Multiemployer Plan, a statement of the Guarantor setting forth the details thereof and the action that the Guarantor is taking or proposes to take with respect thereto.

               (f) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Guarantor and its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

        4.2    PRESERVATION OF EXISTENCE AND FRANCHISES.

        The Guarantor will, and will (except as otherwise permitted under Section 5.3) cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to the Guarantor and its Subsidiaries taken as a whole.

        4.3    BOOKS AND RECORDS.

        The Guarantor shall, and shall cause each Subsidiary to, maintain adequate books, records and accounts as may be required or necessary to permit the preparation of financial statements required to be delivered hereunder in accordance with sound business practices and GAAP. The Guarantor shall, and shall cause each Subsidiary to, permit such Persons as the Administrative Agent may designate, at reasonable times during the Guarantor's regular office hours as often as may reasonably be requested and under reasonable circumstances, to
(a) visit and inspect any of its properties, (b) inspect and copy its books and records, and (c) discuss with its officers and its independent accountants, its business, assets, liabilities, results of operation or financial condition.

        4.4    CONDUCT OF BUSINESS; COMPLIANCE WITH LAW.

        The Guarantor shall not change the general character of its business as conducted at the Closing Date or engage, directly or through a Subsidiary, in any type of business not reasonably related to its business as normally conducted. The Guarantor shall maintain its right to carry on business in any jurisdiction where it is doing business at such time and remain in and continuously operate the same lines of business presently engaged in except for periodic shutdown in the ordinary course of business and interruptions caused by strike, labor dispute, catastrophe or any other events over which it has no control. The Guarantor shall, and shall cause each of its Subsidiaries to, conduct its business in compliance in all material respects with all Applicable Law and all its Contractual Obligation except where failure to do so does not result in a Material Adverse Effect.

        4.5    PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

        The Guarantor shall, and shall cause each Subsidiary to, pay and discharge (a) all Taxes imposed upon it or any of its properties or in respect of any of its franchises, business, income or property before any material penalty shall be incurred with respect to such Taxes, and (b) all claims of any kind (including claims for labor, material and supplies) that, if unpaid, might by Applicable Law become a Lien upon any material portion of the property of the Guarantor and its Subsidiaries; provided, however, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have commenced, the Guarantor need not pay or discharge any such Tax or claim so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as any reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

        4.6    INSURANCE.

        The Guarantor shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance (or adequate self insurance) in at least such amounts, of such character and against at least such risks as is usually maintained by companies of established repute engaged in the same or a similar business in the same general area.

        4.7    MAINTENANCE OF PROPERTY.

        The Guarantor shall, and shall cause each Subsidiary to, maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted), all properties and other assets useful or necessary to its business, and from time to time the Guarantor shall make or cause to be made all appropriate repairs, renewals and replacements thereto except, in each case, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Guarantor shall, and shall cause each of its Subsidiaries to, use reasonable efforts to prevent offsets of and defenses to its receivables and other rights to payment.

        4.8    FURTHER ASSURANCES.

        At any time and from time to time, upon the request of the Administrative Agent, the Guarantor shall execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Guaranty and any other agreement contemplated hereby and to provide for payment and performance of the Guaranteed Obligations in accordance with the terms of the Credit Documents.

        4.9    FUTURE INFORMATION.

        All data, certificates, reports, statements, documents and other information the Guarantor shall furnish to the Lenders in connection with the Credit Documents shall, at the time the information is furnished, not contain any untrue statement of a material fact shall be complete and correct in all material respects to the extent necessary to give the Lenders sufficient and accurate knowledge of the subject matter thereof, and shall not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.

        4.10   FINANCIAL COVENANTS.

               (a) Consolidated Net Worth. The consolidated Net Worth of the Guarantor and its Subsidiaries shall, as of the last day of any Fiscal Quarter, be not less than $750,000,000.

               (b) Coverage Ratio. As of the last day of any period of four consecutive Fiscal Quarters, the Guarantor shall maintain the ratio of EBITDAR for such period to the sum of interest expense (including capitalized interest) and rent expense for such period greater than or equal to 2.0 to 1.0.

        4.11   YEAR 2000 COMPLIANCE.

        The Guarantor will promptly notify the Administrative Agent in the event it discovers or determines that the Year 2000 Problem has resulted in, or is reasonably expected to result in, a Material Adverse Effect.


                                    SECTION 5
                               NEGATIVE COVENANTS

        The Guarantor hereby covenants and agrees that, so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

        5.1    LIENS.

        The Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any asset of the Guarantor or any Subsidiary, whether now owned or hereafter acquired, except:

            5.1.1. Liens securing the Obligations (as defined in the Nordstrom Credit Agreement) and Existing Liens;

            5.1.2. (a) Liens for Taxes, assessments or charges of any Governmental Authority for claims that are not material and are not yet due or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, bankers and other Liens imposed by law and created in the ordinary course of business for amounts that are not material and are not yet due or being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (c) Liens incurred and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance (including by way of surety bonds or appeal bonds) of tenders, bids, leases, contracts, statutory obligations or similar obligations or arising as a result of progress payments under contracts, in each case in the ordinary course of business and not relating to the repayment of Debt; (d) easements, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) that do not materially interfere with the ordinary conduct of the Guarantor's business;
(e) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions; and (f) leases, subleases or easements granted in the ordinary course of business to others not materially interfering with the business of, and consistent with past practices of, the Guarantor;

            5.1.3. any attachment or judgment Lien, not otherwise constituting an Event of Default, in existence less than 30 days after the entry thereof or with respect to which (a) execution has been stayed, (b) payment is covered in full by insurance, or (c) the Guarantor is in good faith prosecuting an appeal or other appropriate proceedings for review and has set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

            5.1.4. Liens securing Debt of the Guarantor or any Subsidiary, including Capitalized Leases, used to finance the acquisition of fixed assets of the Guarantor or such Subsidiary, the construction of additional buildings or the expansion otherwise of their respective facilities, provided that such Debt
(a) does not exceed the cost to the Guarantor or such Subsidiary of the assets acquired with the proceeds of such Debt, (b) in the case of new construction or expansion of existing facilities, is either a construction or permanent loan secured by the facilities constructed and the real property on which such facilities are located, and (c) in the case of other asset financing, is incurred within twelve months following the date of the acquisition, provided that any such Lien does not encumber any property other than the assets acquired with the proceeds of such Debt;

            5.1.5. Liens existing on assets of any Person at the time such assets are acquired, provided such Lien does not encumber any assets other than the assets subject to such Lien at the time such assets are acquired;

            5.1.6. Liens arising from the securitization of receivables, to the extent the Debt arising from such securitization is permitted hereunder;

            5.1.7. any Lien constituting a renewal, extension or replacement of any Existing Lien or any Lien permitted by Section 5.1.4 or 5.1.5., provided such Lien is limited to all or a part of the property subject to the Lien extended, renewed or replaced;

            5.1.8. Liens on any or all of the assets of Nordstrom.com, LLC securing Debt owing by Nordstrom.com, LLC under the Nordstrom.com Loan Agreement; and

            5.1.9. other Liens incidental to the conduct of the business or the ownership of the assets of the Guarantor or any Subsidiary that (a) were not incurred in connection with borrowed money, (b) do not in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operation of such business and (c) do not secure obligations aggregating in excess of $10,000,000.

        5.2    RESTRICTED PAYMENTS.

        The Guarantor shall not, and shall not permit any Subsidiary to, declare, pay or make, or agree to declare, pay or make, any Restricted Payment, except (a) dividends, distributions or payments by any Subsidiary to the Guarantor, or (b) if no Default or Event of Default then exists or would result therefrom (assuming for this purpose that compliance with Section 4.10, is being measured as of the end of the immediately preceding Fiscal Quarter giving pro forma effect to the Restricted Payment).

        5.3    RESTRICTION ON FUNDAMENTAL CHANGES

        The Guarantor shall not, and shall not permit any Subsidiary to, enter into any merger, consolidation, reorganization or recapitalization, liquidate, wind up or dissolve or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its or their business or assets, whether now owned or hereafter acquired, provided that as long as no Default or Event of Default shall exist after giving effect thereto (a) any Solvent Subsidiary or other Solvent Person (other than the Guarantor) may be merged or consolidated with or into the Guarantor (so long as the Guarantor is the surviving entity) or any Subsidiary, (b) any Subsidiary may be liquidated, wound up or dissolved, and (c) in addition to transactions permitted under Section 5.4 (which permitted transactions shall not be restricted by this Section 5.3), all or substantially all of any Subsidiary's business or assets may be sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Guarantor or another Subsidiary.

        5.4    ASSET DISPOSITIONS

        The Guarantor shall not, and shall not (except as permitted by Section 5.3(c)) permit any Subsidiary to, sell, lease or otherwise dispose of during any Fiscal Year property or other assets (other than sales of inventory in the ordinary course of business) constituting, in the aggregate, 10% or more of the Guarantor's and its Subsidiaries' assets, taken as a whole, in terms of book value. Notwithstanding the foregoing limitation, the Guarantor and its Subsidiaries shall be permitted to sell their receivables in a transaction to securitize such receivables.

        5.5    TRANSACTIONS WITH AFFILIATES

The Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease, or exchange of any property or the rendering of any service) with any Affiliate of the Guarantor, unless (a) such transaction is not otherwise prohibited by this Guaranty, (b) such transaction is in the ordinary course of business and (c) if such transaction is other than with a Wholly-Owned Subsidiary, such transaction is on fair and reasonable terms no less favorable to the Guarantor or its Subsidiary, as the case may be, than those terms which might be obtained at the time in a comparable arm's length transaction with a Person who is not an Affiliate or, if such transaction is not one which by its nature could be obtained from such other Person, is on fair and reasonable terms and was negotiated in good faith, provided that this Section shall not restrict (i) dividends, distributions and other payments and transfers on account of any shares of Capital Stock of the Guarantor or any Subsidiary otherwise permissible hereunder, (ii) transactions pursuant to (x) the Investment Agreement and (y) any agreement between the Guarantor and any Affiliate of the Guarantor pursuant to which the Guarantor sells or discounts accounts receivable in the ordinary course of its business (including agreements under which the Guarantor has an obligation to repurchase from or indemnify the purchaser with respect to accounts discounted or sold by the Guarantor) and
(iii) supply, service or licensing agreements between or among Nordstrom.com, LLC, a Delaware limited liability company, and its successors on the one hand, and the Guarantor and its other Subsidiaries, on the other hand, so long as such agreements are fair and reasonable to the Guarantor and such other Subsidiaries under the circumstances.


                                    SECTION 6
                                EVENTS OF DEFAULT

        6.1    EVENTS OF DEFAULT.

        An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

               (a) Guaranty. The guaranty given by the Guarantor hereunder shall cease to be in full force and effect, or the Guarantor or any Person acting by or on behalf of the Guarantor shall deny or disaffirm the Guarantor's obligations under this Guaranty; or

               (b) Representations. Any representation, warranty or certification made or furnished by the Guarantor herein or in any of the other Credit Documents shall prove to have been false or incorrect in any material respect when made (or deemed made); or

               (c) Covenants. The Guarantor shall

                   (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 4.1(e)(i) or 4.2 (insofar as it requires the preservation of the corporate existence of the Guarantor) or 5.1 through 5.5, inclusive;

                   (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 6.1) contained in this Guaranty and such default shall continue unremedied for a period of at least 30 days after written notice thereof by the Administrative Agent to the Guarantor; or

               (d) Other Credit Documents. (i) The Guarantor shall default in the due performance or observance of any term, covenant or agreement in this Guaranty (subject to applicable grace or cure periods, if any), or
        (ii) any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or the Guarantor shall so state in writing; or

               (e) Bankruptcy, etc.

                   (i) There shall be commenced against the Guarantor or any of its Subsidiaries, an involuntary case seeking the liquidation or reorganization of the Guarantor or any of its Subsidiaries under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of the Guarantor or any of its Subsidiaries or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur:
               (a) the Guarantor or any of its Subsidiaries consents to the institution of the involuntary case or proceeding; (b) the petition commencing the involuntary case or proceeding is not timely controverted; (c) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of 60 days; or (d) an order for relief shall have been issued or entered therein; or

                   (ii) The Guarantor or any of its Subsidiaries shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent to or acquiesce in the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers of it or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the Board of Directors of the Guarantor or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

               (f) Defaults under Other Agreements.

                   (i) The occurrence of an "Event of Default" under the Credit
               Agreement;

                   (ii) (a) The Guarantor or any Subsidiary shall default in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any other Debt with a principal amount (individually or in the aggregate) in excess of $10,000,000, or (b) any other breach or default (or other event or condition), beyond any period of grace provided therefor, shall occur under any agreement, indenture or instrument relating to any such other Debt with a principal amount (individually or in the aggregate) in excess of $10,000,000, if the effect of such breach or default (or such other event or condition) is to cause, or to permit the holder or holders of the other Debt (or a Person on behalf of such holder or holders) to cause (upon the giving of notice or otherwise), such other Debt to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity (other than by a scheduled mandatory prepayment); provided, however, that if any such breach or default described in this Section 6.1(f)(ii) is cured or waived prior to any action being taken pursuant to Section 6.2, the Event of Default under this Guaranty in respect of such breach or default shall be deemed cured to the extent of such cure or waiver; or

               (g) Judgments. The Guarantor or any Subsidiary shall suffer any money judgments, writs or warrants of attachment or similar processes that, individually or in the aggregate, involve an amount or value in excess of $10,000,000 and such judgments, writs, warrants or other orders shall continue unsatisfied and unstayed for a period of 60 days; or

               (h) ERISA. The Guarantor or any member of the Controlled Group shall fail to pay when due any material amount or amounts that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Guarantor or any member of the Controlled Group to enforce Section 515 of ERISA; or any ERISA Event shall occur which could reasonably be expected to have a Material Adverse Effect; or the Guarantor or any member of the Controlled Group shall partially or completely withdraw from any Multiemployer Plan; or any Multiemployer Plan to which Guarantor or any member of its Controlled Group becomes obliged to make or accrue a contribution is placed in reorganization or terminates; or

               (i) Ownership. There shall occur a Change of Control.

        6.2    REMEDIES.

        Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 10.6 of the Credit Agreement) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 10.6 of the Credit Agreement), the Administrative Agent may, or shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties, enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents (including, without limitation, this Guaranty), all rights and remedies against the Guarantor and all rights of set-off.


                                    SECTION 7
                                  MISCELLANEOUS

        7.1    CUMULATIVE RIGHTS.

        All rights of the Administrative Agent and the Lenders hereunder or otherwise arising under any documents executed in connection with or as security for the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of the Administrative Agent or any Lender and without affecting or impairing the liability of the Guarantor.

        7.2    USURY.

        Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from the Guarantor of interest in excess of the maximum rate or amount that the Guarantor may be required or permitted to pay pursuant to any applicable law. In the event any such interest is collected, it shall be applied in reduction of the Guarantor's obligations hereunder, and the remainder of such excess collected shall be returned to the Guarantor once such obligations have been fully satisfied.

        7.3    EXPENSES; INDEMNIFICATION.

               (a) The Guarantor agrees that the Guaranteed Obligations include any obligation of the Borrower to pay all costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of the Credit Agreement, the other Credit Documents (including, without limitation, this Guaranty), and the other documents to be delivered thereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect hereto and thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Documents. The Guarantor further agrees that the Guaranteed Obligations include any obligation of the Borrower to pay all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents (including, without limitation, this Guaranty) and the other documents to be delivered pursuant thereto. In the event the Administrative Agent and/or the Lenders seek enforcement of this Section 7.3(a) against the Guarantor, such costs and expenses shall be payable on demand.

               (b) The Guarantor agrees to indemnify, defend and hold harmless the Administrative Agent and each Lender and each of their Affiliates and the officers, directors, employees, agents, attorneys, affiliates, successors and assigns of the Administrative Agent, each Lender and their Affiliates (collectively, the "Indemnitees") from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of the Credit Documents or the making of the Loans (provided that any Lender claiming any additional amounts payable pursuant to this
        Section 7.3(b)(i) shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender), and (ii) any and all liabilities, losses, damages, penalties, judgments, claims, costs and expenses of any kind or nature whatsoever (including reasonable attorneys' fees, including allocated costs of in-house counsel, and disbursements in connection with any actual or threatened investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of the Credit Documents, the Loans, or the use or intended use of the proceeds of the Loans (the "Indemnified Liabilities"); provided that no Indemnitee shall have the right to be indemnified or held harmless hereunder for its own gross negligence, or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. The Guarantor agrees not to assert any claim against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents (including, without limitation, this Guaranty), any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

               (c) To the extent that the undertaking to indemnify and hold harmless set forth in this Section 7.3 may be unenforceable as violative of any applicable law or public policy, the Guarantor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. All Indemnified Liabilities shall be payable on demand.

               (d) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 7.3 shall survive the repayment of the Guaranteed Obligations.

        7.4    RIGHT OF SET-OFF.

        After the occurrence of an Event of Default, any Lender may set-off any matured obligation owed by the Guarantor under this Guaranty (to the extent beneficially owned or held by such Lender) against any obligation (whether or not matured) owed by such Lender to the Guarantor, regardless of the place of payment.

        7.5    TERM OF GUARANTEE.

        This Guaranty shall continue in full force and effect until the Guaranteed Obligations are fully and indefeasibly paid, performed and discharged and all Commitments have expired or been terminated. This Guaranty covers the Guaranteed Obligations whether presently outstanding or arising subsequent to the date hereof including all amounts advanced by the Administrative Agent or any Lender in stages or installments.

        7.6    THE ADMINISTRATIVE AGENT.

        In acting under or by virtue of this Guaranty, the Administrative Agent shall be entitled to all the rights, authority, privileges and immunities provided in the Credit Agreement, all of which provisions are incorporated by reference herein with the same force and effect as if set forth herein.

        7.7    SUCCESSORS AND ASSIGNS.

        This Guaranty shall be binding on and enforceable against the Guarantor and its successors and assigns; provided that, the Guarantor may not assign or transfer any of its obligations hereunder without prior written consent of the Lenders. This Guaranty is intended for and shall inure to the benefit of the Administrative Agent and each Lender and each and every person who shall from time to time be or become the owner or holder of any of the Guaranteed Obligations, and each and every reference herein to "Administrative Agent" or "Lender" shall include and refer to each and every successor or assignee of the Administrative Agent or any Lender at any time holding or owning any part of or interest in any part of the Guaranteed Obligations. This Guaranty shall be transferable and negotiable with the same force and effect, and to the same extent, that the Guaranteed Obligations are transferable and negotiable, it being understood and stipulated that upon assignment or transfer by the Administrative Agent or any Lender of any of the Guaranteed Obligations the legal holder or owner of the Guaranteed Obligations (or a part thereof or interest therein thus transferred or assigned by the Administrative Agent or any Lender) shall (except as otherwise stipulated by the Administrative Agent or any such Lender in its assignment) have and may exercise all of the rights granted to the Administrative Agent or such Lender under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations thus assigned or transferred to said person. The Guarantor expressly waives notice of transfer or assignment by the Lenders of the Guaranteed Obligations, or any part thereof, or of the rights of the Administrative Agent or any Lender hereunder. Failure to give notice will not affect the liabilities of the Guarantor hereunder.

        7.8    APPLICATION OF PAYMENTS.

        Each of the Administrative Agent and the Lenders may apply any payments received by it from any source against that portion of the Guaranteed Obligations (principal, interest, court costs, attorneys' fees or other) in such priority and fashion as it may deem appropriate.

        7.9    MODIFICATIONS.

        Subject to the terms of the Credit Agreement, this Guaranty and the provisions hereof may be changed, discharged or terminated only by an instrument in writing signed by the Guarantor and the Administrative Agent.

        7.10   NOTICES.

        Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below or at such other address as such party may specify by written notice to the other parties hereto:

        if to the Guarantor:

               Nordstrom, Inc.
               1617 6th Avenue
               Seattle, Washington 98101
               Attn:  Chief Financial Officer
               Telephone:  (206) 373-4090
               Telecopy:  (206) 373-4055

        if to the Administrative Agent:

               Bank of America, N.A.
               1850 Gateway Blvd., 5th Floor
               Mail Code CA4-706-05-09
               Concord, California  94520
               Attn:  Josephine T. Flores
               Telephone:  (925) 675-8374
               Telecopy:  (925) 969-2812
        with a copy to:

               Bank of America, N. A.
               555 California Street, 41st Floor
               Mail Code:  CA5-705-41-89
               San Francisco, California 94194
               Attn:  James Johnson
               Telephone:  (415) 622-6177
               Telecopy:  (415) 622-4585

        7.11   TAXES.

        All payments made by the Guarantor under this Guaranty and any other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Guaranty or any other Credit Document. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender under this Guaranty or under any other Credit Document, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Guaranty and any other Credit Document, and (B) as promptly as possible thereafter the Guarantor shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Guarantor showing payment thereof. If the Guarantor fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Guarantor shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Guaranty and the other Credit Documents. If the Guarantor is required to pay additional amounts to or for the account of any Lender pursuant to this Section 7.11, such Lender has agreed in Section 3.11(f) of the Credit Agreement to use reasonable efforts to change its

Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise disadvantageous to such Lender.

        7.12   SEVERABILITY.

        If any provision of this Guaranty is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

        7.13   GOVERNING LAW.

        This Guaranty and the rights and obligations of the parties hereto shall be construed in accordance with and governed by the laws of the State of Washington.

        7.14   WAIVER OF JURY TRIAL.

        To the extent permitted by law, each of the Administrative Agent and the Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Guaranty or the transactions contemplated hereby.

        7.15   CONSENT TO JURISDICTION.

        (a) Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of Washington in King County, or of the United States for the Western District of Washington, and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law or to commence legal proceedings or to otherwise proceed against the Guarantor in any other jurisdiction.

        (b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in the courts referred to in Section 7.15(a). Each of the parties hereto hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

        (c) Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 7.10. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

        7.16   HEADINGS.

        The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provisions hereof.

        7.17   COUNTERPARTS.

        This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each constituting an original, but all together one and the same instrument.

        7.18   RIGHTS OF THE REQUIRED LENDERS.

        All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.


        7.19   ORAL AGREEMENTS NOT BINDING.

        ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

        IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.

GUARANTOR:                          NORDSTROM, INC.,
                                    a Washington corporation

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

ACCEPTED:

BANK OF AMERICA, N.A.,
as Administrative Agent, on behalf of the Lenders

By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------